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Hilton Reports Third Quarter Results; Exceeds Expectations

MCLEAN, VA (October 26, 2022) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its third quarter 2022 results. Highlights include:

•Diluted EPS was $1.26 for the third quarter, and diluted EPS, adjusted for special items, was $1.31

•Net income was $346 million for the third quarter, exceeding the high end of guidance

•Adjusted EBITDA was $732 million for the third quarter, exceeding the high end of guidance

•System-wide comparable RevPAR increased 29.9 percent, on a currency neutral basis, for the third quarter compared to the same period in 2021

•System-wide comparable RevPAR increased 5.0 percent, on a currency neutral basis, for the third quarter compared to the same period in 2019

•Approved 19,900 new rooms for development during the third quarter, bringing Hilton's development pipeline to 416,000 rooms as of September 30, 2022

•Added 12,900 rooms to Hilton's system in the third quarter, contributing to 12,100 net additional rooms in Hilton's system during the period

•Repurchased 4.0 million shares of Hilton common stock during the third quarter, bringing total capital return, including dividends, to $538 million for the quarter and $1,324 million year to date through October

•Full year 2022 system-wide comparable RevPAR is expected to increase between 40 percent and 43 percent, on a currency neutral basis, compared to 2021; full year net income is projected to be between $1,219 million and $1,240 million; full year Adjusted EBITDA is projected to be between $2,500 million and $2,530 million

•Full year 2022 capital return is projected to be between $1.5 billion and $1.9 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "The third quarter marked an important milestone in our recovery as system-wide RevPAR exceeded the same period in 2019 for the first time since the pandemic began. Our diluted EPS, adjusted for special items and Adjusted EBITDA exceeded the high end of our guidance. Improved performance reflected the continued strength in leisure travel, as well as recovering business transient and group demand. We expect these strong trends to continue throughout the fourth quarter with system-wide RevPAR once again exceeding prior peaks."

For the three months ended September 30, 2022, system-wide comparable RevPAR increased 29.9 percent compared to the same period in 2021, due to increases in both occupancy and ADR, and fee revenues increased 33 percent. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months ended September 30, 2022 was up 5.0 percent compared to the same period in 2019.

For the nine months ended September 30, 2022, system-wide comparable RevPAR increased 49.6 percent compared to the same period in 2021, due to increases in both occupancy and ADR, and fee revenues increased 51 percent. For comparison to pre-pandemic results, system-wide comparable RevPAR for the nine months ended September 30, 2022 was down 4.0 percent compared to the same period in 2019.

For the three months ended September 30, 2022, diluted EPS was $1.26 and diluted EPS, adjusted for special items, was $1.31 compared to $0.86 and $0.78, respectively, for the three months ended September 30, 2021. Net income and Adjusted EBITDA were $346 million and $732 million, respectively, for the three months ended September 30, 2022, compared to $240 million and $519 million, respectively, for the three months ended September 30, 2021.

For the nine months ended September 30, 2022, diluted EPS was $3.32 and diluted EPS, adjusted for special items, was $3.31 compared to $0.94 and $1.36, respectively, for the nine months ended September 30, 2021. Net income and Adjusted EBITDA were $924 million and $1,859 million, respectively, for the nine months ended September 30, 2022, compared to $259 million and $1,117 million, respectively, for the nine months ended September 30, 2021.

Development

In the third quarter of 2022, Hilton opened 80 new hotels contributing 12,900 additional rooms to Hilton's system and achieved net unit growth of 12,100 rooms. During the quarter, Hilton opened the 25,000th room under the Curio Collection by Hilton brand and the 600th Hilton Hotels & Resorts property. Further, Hilton continued to expand its luxury portfolio with the opening of the Waldorf Astoria Kuwait, the brand's first property in the country.

As of September 30, 2022, Hilton's development pipeline totaled more than 2,810 hotels representing nearly 416,000 rooms throughout 112 countries and territories, including 29 countries and territories where Hilton does not currently have any existing hotels. Additionally, of the rooms in the development pipeline, 204,200 of the rooms were under construction and 242,600 of the rooms were located outside the U.S.

Balance Sheet and Liquidity

As of September 30, 2022, Hilton had $8.8 billion of long-term debt outstanding, excluding the deduction for deferred financing costs and discount, with a weighted average interest rate of 4.29 percent. Further excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 4.28 percent and no scheduled maturities until 2025. No debt amounts were outstanding under Hilton's $1.75 billion senior secured revolving credit facility as of September 30, 2022, which had an available borrowing capacity of $1,690 million after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $1,362 million as of September 30, 2022, including $80 million of restricted cash and cash equivalents.

During the third quarter of 2022, Hilton repurchased 4.0 million shares of its common stock at a cost of $497 million and an average price per share of $124.85. During the nine months ended September 30, 2022, Hilton repurchased 8.5 million shares of its common stock at a cost of $1,107 million and an average price per share of $130.47. Year-to-date through October 2022, Hilton repurchased 9.6 million shares of its common stock for $1,242 million and the amount remaining under Hilton's stock repurchase program was $994 million.

In September 2022, Hilton paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $41 million. In October 2022, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before December 30, 2022 to holders of record of its common stock as of the close of business on November 10, 2022.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2022

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 40 percent and 43 percent compared to 2021, and to be down between 1 percent and 3 percent from 2019.
•Diluted EPS is projected to be between $4.40 and $4.48.
•Diluted EPS, adjusted for special items, is projected to be between $4.46 and $4.54.
•Net income is projected to be between $1,219 million and $1,240 million.
•Adjusted EBITDA is projected to be between $2,500 million and $2,530 million.
•Contract acquisition costs and capital expenditures, excluding amounts indirectly reimbursed by hotel owners, are expected to be between $250 million and $275 million.
•Capital return is projected to be between $1.5 billion and $1.9 billion.
•General and administrative expenses are projected to be between $380 million and $400 million.
•Net unit growth is expected to be approximately 5.0 percent.

Fourth Quarter 2022

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 19 percent and 23 percent compared to the fourth quarter of 2021, and to increase between 2 percent and 6 percent from the fourth quarter of 2019.
•Diluted EPS is projected to be between $1.08 and $1.15.
•Diluted EPS, adjusted for special items, is projected to be between $1.15 and $1.23.
•Net income is projected to be between $295 million and $316 million.
•Adjusted EBITDA is projected to be between $641 million and $671 million.

Conference Call

Hilton will host a conference call to discuss third quarter 2022 results on October 26, 2022 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 1181552. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 1320953.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the recovery of the travel and hospitality industry from the coronavirus ("COVID-19") pandemic (the "pandemic"), the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, such as inflation, changes in interest rates and challenges due to labor shortages and supply chain disruptions, risks related to the impact of the pandemic, including as a result of new strains or variants of the virus and uncertainty of the acceptance and continued effectiveness of the COVID-19 vaccines, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S., risks associated with the Russian invasion of Ukraine and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and "Part II —Item 1A. Risk Factors" of Hilton's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income (loss), adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 7,000 properties and more than 1.1 million rooms, in 123 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on Fortune's 100 Best Companies to Work For list and been recognized as a global leader on the Dow Jones Sustainability Indices for five consecutive years. Hilton has introduced several industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the nearly 146 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
Franchise and licensing fees	$573	$451	$1,531	$1,062
Base and other management fees	76	49	206	116
Incentive management fees	52	26	132	60
Owned and leased hotels	295	199	727	376
Other revenues	28	18	71	56
	1,024	743	2,667	1,670
Other revenues from managed and franchised properties	1,344	1,006	3,662	2,282
Total revenues	2,368	1,749	6,329	3,952

Expenses
Owned and leased hotels	263	200	705	452
Depreciation and amortization	39	46	123	143
General and administrative	93	107	287	302
Other expenses	13	12	35	31
	408	365	1,150	928
Other expenses from managed and franchised properties	1,337	944	3,589	2,339
Total expenses	1,745	1,309	4,739	3,267

Loss on sale of assets, net	—	(8)	—	(8)

Operating income	623	432	1,590	677

Interest expense	(106)	(98)	(295)	(302)
Gain on foreign currency transactions	—	—	4	1
Loss on debt extinguishment	—	—	—	(69)
Other non-operating income, net	10	6	32	16

Income before income taxes	527	340	1,331	323

Income tax expense	(181)	(100)	(407)	(64)

Net income	346	240	924	259
Net loss attributable to noncontrolling interests	1	1	3	4
Net income attributable to Hilton stockholders	$347	$241	$927	$263

Weighted average shares outstanding:
Basic	273	279	277	278
Diluted	275	281	279	281

Earnings per share:
Basic	$1.27	$0.86	$3.35	$0.94
Diluted	$1.26	$0.86	$3.32	$0.94

Cash dividends declared per share	$0.15	$—	$0.30	$—

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2022	vs. 2021		2022	vs. 2021	2022	vs. 2021
Region
U.S.	74.5%	6.0%	pts.	$163.32	12.1%	$121.71	22.0%
Americas (excluding U.S.)	71.4	17.6		147.08	31.2	104.99	74.2
Europe	77.4	18.5		159.10	45.9	123.15	91.7
Middle East & Africa	63.9	11.7		128.39	18.7	82.10	45.2
Asia Pacific	63.6	13.7		104.50	14.9	66.46	46.3

Brand
Waldorf Astoria Hotels & Resorts	55.3%	9.7%	pts.	$422.47	6.1%	$233.50	28.6%
Conrad Hotels & Resorts	63.3	17.0		268.59	40.8	169.98	92.6
Canopy by Hilton	66.2	9.9		192.83	16.7	127.68	37.0
Hilton Hotels & Resorts	69.3	17.8		184.48	18.5	127.83	59.4
Curio Collection by Hilton	66.7	11.0		228.11	15.4	152.24	38.2
DoubleTree by Hilton	69.5	11.4		141.53	14.0	98.37	36.4
Tapestry Collection by Hilton	70.6	8.3		175.99	11.0	124.26	25.8
Embassy Suites by Hilton	73.3	10.5		178.81	11.7	131.05	30.5
Hilton Garden Inn	73.4	7.3		144.89	12.8	106.34	25.3
Hampton by Hilton	75.3	4.2		135.64	9.3	102.10	15.8
Tru by Hilton	75.1	3.0		131.31	7.7	98.67	12.2
Homewood Suites by Hilton	82.0	1.9		157.42	15.4	129.01	18.1
Home2 Suites by Hilton	81.3	0.3		139.68	12.0	113.62	12.4

Segment
Management and franchise	73.2%	8.4%	pts.	$154.97	14.1%	$113.46	28.8%
Ownership(1)	70.4	27.6		209.81	31.8	147.62	116.6

System-wide	73.2%	8.7%	pts.	$155.86	14.5%	$114.04	29.9%

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HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS (continued)
BY REGION, BRAND AND SEGMENT
(unaudited)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2022	vs. 2021		2022	vs. 2021	2022	vs. 2021
Region
U.S.	70.5%	10.3%	pts.	$157.50	22.1%	$111.09	42.9%
Americas (excluding U.S.)	63.0	23.1		138.05	31.4	87.04	107.7
Europe	65.9	29.4		147.18	51.5	97.02	173.2
Middle East & Africa	63.9	17.2		146.86	28.3	93.83	75.5
Asia Pacific	52.3	2.5		102.22	11.3	53.46	16.8

Brand
Waldorf Astoria Hotels & Resorts	53.5%	16.7%	pts.	$489.29	12.0%	$261.90	62.8%
Conrad Hotels & Resorts	55.5	16.8		259.54	40.7	144.01	101.9
Canopy by Hilton	61.8	17.8		193.99	23.7	119.91	73.8
Hilton Hotels & Resorts	61.4	20.0		181.23	26.9	111.32	88.3
Curio Collection by Hilton	62.1	16.1		227.21	21.0	141.13	63.2
DoubleTree by Hilton	63.5	15.2		137.07	21.3	87.00	59.4
Tapestry Collection by Hilton	64.7	15.4		166.75	18.8	107.91	55.9
Embassy Suites by Hilton	68.9	13.9		174.14	22.0	119.98	53.0
Hilton Garden Inn	68.3	11.0		138.51	21.8	94.57	45.2
Hampton by Hilton	69.8	7.2		130.08	17.7	90.77	31.1
Tru by Hilton	71.0	7.6		124.70	17.9	88.55	32.0
Homewood Suites by Hilton	79.3	5.7		149.64	22.2	118.68	31.6
Home2 Suites by Hilton	78.9	4.5		134.41	18.9	106.08	26.1

Segment
Management and franchise	67.8%	11.6%	pts.	$150.10	22.8%	$101.76	48.1%
Ownership(1)	57.7	31.4		202.64	36.1	116.89	199.0

System-wide	67.6%	11.9%	pts.	$150.86	23.2%	$102.02	49.6%
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2022

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,488	—	—	12	4,488
Americas (excluding U.S.)	—	—	2	252	—	—	2	252
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	6	1,432	—	—	6	1,432
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	522	3	522
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	70	1	307	2	377
Middle East & Africa	—	—	1	41	1	234	2	275
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	6	2,227	2	1,730	8	3,957
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	1	107	5	1,262
Middle East & Africa	1	614	3	1,569	—	—	4	2,183
Asia Pacific	1	164	22	7,077	1	659	24	7,900
Canopy by Hilton
U.S.	—	—	—	—	25	4,296	25	4,296
Americas (excluding U.S.)	—	—	2	272	—	—	2	272
Europe	—	—	1	123	4	917	5	1,040
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	614	—	—	4	614
Signia by Hilton
U.S.	—	—	2	1,814	—	—	2	1,814
Hilton Hotels & Resorts
U.S.	—	—	59	44,175	184	57,844	243	102,019
Americas (excluding U.S.)	1	405	29	11,298	26	7,826	56	19,529
Europe	39	11,514	45	15,135	43	11,280	127	37,929
Middle East & Africa	5	1,992	38	13,501	3	1,565	46	17,058
Asia Pacific	5	2,999	115	40,075	9	3,557	129	46,631
Curio Collection by Hilton
U.S.	—	—	10	3,990	62	13,582	72	17,572
Americas (excluding U.S.)	—	—	2	99	16	2,171	18	2,270
Europe	—	—	6	516	25	3,269	31	3,785
Middle East & Africa	—	—	4	741	2	557	6	1,298
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	32	10,585	346	78,794	378	89,379
Americas (excluding U.S.)	—	—	3	587	36	7,238	39	7,825
Europe	—	—	14	3,580	109	18,635	123	22,215
Middle East & Africa	—	—	18	4,711	6	825	24	5,536
Asia Pacific	—	—	79	21,187	6	1,568	85	22,755

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of September 30, 2022

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	—	—	74	8,839	74	8,839
Americas (excluding U.S.)	—	—	1	138	7	740	8	878
Europe	—	—	—	—	6	360	6	360
Asia Pacific	—	—	1	266	1	175	2	441
Embassy Suites by Hilton
U.S.	—	—	38	10,121	215	48,458	253	58,579
Americas (excluding U.S.)	—	—	2	354	6	1,649	8	2,003
Motto by Hilton
U.S.	—	—	—	—	3	871	3	871
Hilton Garden Inn
U.S.	—	—	5	527	736	101,752	741	102,279
Americas (excluding U.S.)	—	—	13	1,992	51	7,664	64	9,656
Europe	—	—	19	3,696	61	9,849	80	13,545
Middle East & Africa	—	—	17	3,555	3	474	20	4,029
Asia Pacific	—	—	52	11,401	3	495	55	11,896
Hampton by Hilton
U.S.	—	—	24	3,115	2,299	227,371	2,323	230,486
Americas (excluding U.S.)	—	—	12	1,537	115	13,932	127	15,469
Europe	—	—	16	2,697	108	16,765	124	19,462
Middle East & Africa	—	—	4	1,238	—	—	4	1,238
Asia Pacific	—	—	—	—	261	42,027	261	42,027
Tru by Hilton
U.S.	—	—	—	—	224	21,855	224	21,855
Americas (excluding U.S.)	—	—	—	—	3	333	3	333
Homewood Suites by Hilton
U.S.	—	—	9	1,131	497	56,875	506	58,006
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	536	56,235	538	56,445
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Asia Pacific	—	—	—	—	15	2,198	15	2,198
Other	—	—	3	1,343	5	1,217	8	2,560
Total hotels	54	18,151	759	238,958	6,175	841,496	6,988	1,098,605
Hilton Grand Vacations	—	—	—	—	73	12,542	73	12,542
Total system	54	18,151	759	238,958	6,248	854,038	7,061	1,111,147
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2022	2021	$	%
Capital expenditures for property and equipment(1)	$8	$8	—	—
Capitalized software costs(2)	18	12	6	50.0
Total capital expenditures	26	20	6	30.0
Contract acquisition costs	20	45	(25)	(55.6)
Total capital expenditures and contract acquisition costs	$46	$65	(19)	(29.2)

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2022	2021	$	%
Capital expenditures for property and equipment(1)	$19	$17	2	11.8
Capitalized software costs(2)	43	28	15	53.6
Total capital expenditures	62	45	17	37.8
Contract acquisition costs	61	160	(99)	(61.9)
Total capital expenditures and contract acquisition costs	$123	$205	(82)	(40.0)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts indirectly reimbursed by hotel owners of less than $1 million and $2 million for the three months ended September 30, 2022 and 2021, respectively, and $2 million and $3 million for the nine months ended September 30, 2022 and 2021, respectively. Excludes expenditures for FF&E replacement reserves of $13 million and $15 million for the three months ended September 30, 2022 and 2021, respectively, and $40 million and $30 million for the nine months ended September 30, 2022 and 2021, respectively.
(2)Includes $17 million and $11 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended September 30, 2022 and 2021, respectively, and $40 million and $25 million for the nine months ended September 30, 2022 and 2021, respectively.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to Hilton stockholders, as reported	$347	$241	$927	$263
Diluted EPS, as reported	$1.26	$0.86	$3.32	$0.94
Special items:
Net other expenses (revenues) from managed and franchised properties	$(7)	$(62)	$(73)	$57
Purchase accounting amortization(1)	11	11	34	35
FF&E replacement reserves	13	15	40	30
Asset dispositions(2)	—	8	—	8
Loss on debt extinguishment(3)	—	—	—	69
Tax-related adjustment(4)	—	(8)	—	(38)
Other adjustment items(5)	1	9	(9)	10
Total special items before taxes	18	(27)	(8)	171
Income tax benefit (expense) on special items	(4)	5	4	(52)
Total special items after taxes	$14	$(22)	$(4)	$119

Net income, adjusted for special items	$361	$219	$923	$382
Diluted EPS, adjusted for special items	$1.31	$0.78	$3.31	$1.36
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets that were remaining as of September 30, 2022 will be fully amortized during 2023.
(2)Amounts relate to the loss on the sale of one of the Company's owned hotels, which was recognized in loss on sale of assets, net.
(3)The amount relates to the redemption of senior unsecured notes and includes a redemption premium of $55 million and the accelerated recognition of unamortized deferred financing costs related to those senior unsecured notes of $14 million.
(4)Amounts include income tax benefits recognized related to changes in effective tax rates, which did not have an effect on cash paid for taxes in the periods.
(5)The amount for the nine months ended September 30, 2022 primarily includes a gain related to certain of Hilton's investments in unconsolidated affiliates, which was recognized in other non-operating income, net. Amounts for the three and nine months ended September 30, 2021 include costs recognized for certain legal settlements, which were recognized in general and administrative expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income	$346	$240	$924	$259
Interest expense	106	98	295	302
Income tax expense	181	100	407	64
Depreciation and amortization expenses	39	46	123	143
EBITDA	672	484	1,749	768
Loss on sale of assets, net	—	8	—	8
Gain on foreign currency transactions	—	—	(4)	(1)
Loss on debt extinguishment	—	—	—	69
FF&E replacement reserves	13	15	40	30
Share-based compensation expense	42	52	126	144
Amortization of contract acquisition costs	10	9	28	23
Net other expenses (revenues) from managed and franchised properties	(7)	(62)	(73)	57
Other adjustments(1)	2	13	(7)	19
Adjusted EBITDA	$732	$519	$1,859	$1,117
____________
(1)Amount for the nine months ended September 30, 2022 primarily includes a gain related to certain of Hilton's investments in unconsolidated affiliates. Amounts for the three and nine months ended September 30, 2021 include costs recognized for certain legal settlements. All periods include severance and other items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Total revenues, as reported	$2,368	$1,749	$6,329	$3,952
Add: amortization of contract acquisition costs	10	9	28	23
Less: other revenues from managed and franchised properties	(1,344)	(1,006)	(3,662)	(2,282)
Total revenues, as adjusted	$1,034	$752	$2,695	$1,693

Adjusted EBITDA	$732	$519	$1,859	$1,117

Adjusted EBITDA margin	70.8%	69.0%	69.0%	66.0%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	September 30,	December 31,
	2022	2021
Long-term debt, including current maturities	$8,731	$8,766
Add: unamortized deferred financing costs and discount	77	87
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	8,808	8,853
Less: cash and cash equivalents	(1,282)	(1,427)
Less: restricted cash and cash equivalents	(80)	(85)
Net debt	$7,446	$7,341

	Nine Months Ended		Year Ended	TTM Ended
	September 30,		December 31,	September 30,
	2022	2021	2021	2022
Net income	$924	$259	$407	$1,072
Interest expense	295	302	397	390
Income tax expense	407	64	153	496
Depreciation and amortization expenses	123	143	188	168
EBITDA	1,749	768	1,145	2,126
Loss on sales of assets, net	—	8	7	(1)
Loss (gain) on foreign currency transactions	(4)	(1)	7	4
Loss on debt extinguishment	—	69	69	—
FF&E replacement reserves	40	30	48	58
Share-based compensation expense	126	144	193	175
Amortization of contract acquisition costs	28	23	32	37
Net other expenses (revenues) from managed and franchised properties	(73)	57	110	(20)
Other adjustments(1)	(7)	19	18	(8)
Adjusted EBITDA	$1,859	$1,117	$1,629	$2,371

Net debt				$7,446

Net debt to Adjusted EBITDA ratio				3.1
____________
(1)Amounts for all periods include severance and other items. Amount for the nine months ended September 30, 2022 also includes a gain related to certain of Hilton's investments in unconsolidated affiliates. Amounts for the nine months ended September 30, 2021 and year ended December 31, 2021 also include costs recognized for certain legal settlements.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ending
	December 31, 2022
	Low Case	High Case
Net income attributable to Hilton stockholders	$295	$316
Diluted EPS(1)	$1.08	$1.15
Special items(2):
Purchase accounting amortization	$11	$11
FF&E replacement reserves	15	15
Total special items before taxes	26	26
Income tax expense on special items	(6)	(6)
Total special items after taxes	$20	$20

Net income, adjusted for special items	$315	$336
Diluted EPS, adjusted for special items(1)	$1.15	$1.23

	Year Ending
	December 31, 2022
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,222	$1,243
Diluted EPS(1)	$4.40	$4.48
Special items(2):
Net other revenues from managed and franchised properties	$(73)	$(73)
Purchase accounting amortization	45	45
FF&E replacement reserves	55	55
Other adjustment items	(9)	(9)
Total special items before taxes	18	18
Income tax expense on special items	(2)	(2)
Total special items after taxes	$16	$16

Net income, adjusted for special items	$1,238	$1,259
Diluted EPS, adjusted for special items(1)	$4.46	$4.54
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ending
	December 31, 2022
	Low Case	High Case
Net income	$295	$316
Interest expense	116	116
Income tax expense	126	135
Depreciation and amortization expenses	40	40
EBITDA	577	607
FF&E replacement reserves	15	15
Share-based compensation expense	32	32
Amortization of contract acquisition costs	12	12
Other adjustments(1)	5	5
Adjusted EBITDA	$641	$671

	Year Ending
	December 31, 2022
	Low Case	High Case
Net income	$1,219	$1,240
Interest expense	411	411
Income tax expense	533	542
Depreciation and amortization expenses	163	163
EBITDA	2,326	2,356
Gain on foreign currency transactions	(4)	(4)
FF&E replacement reserves	55	55
Share-based compensation expense	158	158
Amortization of contract acquisition costs	40	40
Net other revenues from managed and franchised properties	(73)	(73)
Other adjustments(1)	(2)	(2)
Adjusted EBITDA	$2,500	$2,530
____________
(1)Includes adjustments for severance and other items. See "—Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2022, which is calculated as the nine months ended September 30, 2022 plus the year ended December 31, 2021 less the nine months ended September 30, 2021. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company's management uses TTM information to evaluate the Company's financial performance for ongoing planning purposes.

The pandemic had an adverse impact on certain of the Company's results for the TTM period ended September 30, 2022 when compared to periods prior to the onset of the pandemic. While the Company has experienced strong signs of economic recovery since early 2021, this TTM period, as well as upcoming periods, are not considered comparable, and no periods affected by the pandemic are expected to be comparable to future periods. As such, TTM information may not be useful for projecting future operating results.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company's financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used for accounting purposes. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss) or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt and Net Debt to Adjusted EBITDA Ratio

Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Beginning as of March 31, 2022, the Company has modified its definition of net debt to no longer include Hilton's share of unconsolidated affiliate debt. Since this debt is not consolidated by the Company, the modified definition more accurately reflects how the Company and the Company's investors evaluate Hilton's financial leverage, as well as its indebtedness.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 6,988 hotels in the Company's system as of September 30, 2022, 5,847 hotels were classified as comparable hotels. The 1,141 non-comparable hotels included 260 hotels, or less than four percent of the total hotels in the Company's system, that were removed from the comparable group during the last twelve months because they have sustained substantial property damage, business interruption, undergone large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, no hotel that had completely or partially suspended operations on a temporary basis at any time as a result of the pandemic was excluded from the definition of comparable hotels on that basis alone. Despite these temporary suspensions of hotel operations, the Company believes that including these hotels within the hotel operating statistics of occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR"), if they would have otherwise been included, reflects the underlying results of the business for the three and nine months ended September 30, 2022 and 2021.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable ADR pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR throughout this press release are presented on a comparable basis, based on the comparable hotels as of September 30, 2022, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2022 and 2021 or 2019, use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2022, respectively.